                                                                    EXHIBIT 10.1




                            STOCK PURCHASE AGREEMENT


                          FOR SERIES A PREFERRED STOCK


                                       OF

                          MIDDLE BAY OIL COMPANY, INC.




                                    * * * *





                            DATED SEPTEMBER 4, 1996
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                            STOCK PURCHASE AGREEMENT


          This Stock Purchase Agreement ("Agreement") is entered into on September 4, 1996 (the "Effective Date"), between:

                    (i)         MIDDLE BAY OIL COMPANY, INC. ("Middle Bay");
                                and,

                    (ii)        KAISER-FRANCIS OIL COMPANY ("Kaiser-Francis").

          In consideration of the mutual covenants contained herein, the adequacy of which is hereby expressly acknowledged, and intending to be legally bound hereby, Middle and Kaiser-Francis agree as follows:

(1) PURPOSE OF THIS STOCK PURCHASE AGREEMENT. The purpose of this Agreement is to set forth the terms and conditions on which Middle Bay shall issue to Kaiser-Francis shares of preferred capital stock of Middle Bay (the "Preferred Stock").

(2) DESCRIPTION OF PREFERRED STOCK. The Preferred Stock shall be known as the Series A Preferred Stock. The certificate of designation, preferences and rights of the Middle Bay Preferred Stock shall be in the form and content of Exhibit A attached hereto and by this reference made a part hereof (the "Designation").

(3) AGREEMENT TO ISSUE AND PURCHASE PREFERRED STOCK. Middle Bay hereby agrees to issue to Kaiser-Francis, and Kaiser-Francis hereby agrees to purchase from Middle Bay, on and subject to the terms and conditions hereafter set forth, one million six hundred sixty six thousand six hundred sixty seven (1,666,667) shares of Middle Bay Preferred Stock.

(4) CONDITIONS ON WHICH PREFERRED STOCK SHALL BE ISSUED. The Preferred Stock shall be issued by Middle Bay and purchased by Kaiser-Francis on the following terms and conditions:

          (a) The purchase price (hereafter, the "Purchase Price") for each share of Preferred Stock shall be six United States dollars (US$6.00).

          (b) The Purchase Price shall be paid by Kaiser-Francis to Middle Bay at a bank in the United States by wire-transfer on each Issuance Date (as hereafter defined) in accordance with such wire-transfer instructions as Middle Bay shall give to Kaiser-Francis not later than the business day next preceding the Issuance Date.

          (c) The maximum number of shares of Preferred Stock which shall be issued pursuant to this Agreement shall be one million six hundred sixty six thousand six hundred sixty seven (1,666,667).

          (d) The shares of Preferred Stock shall be issued on or before five years from the Effective Date and from time to time and on such Issuance Dates as are determined in the manner hereafter set forth.

          (e) Not less than 83,333 shares of Preferred Stock shall be issued on any one Issuance Date.

          (f) Each Issuance Date and the number of shares of Preferred Stock to be issued on each Issuance

                    Date shall be determined in accordance with the following paragraph of this Agreement.

(5) DETERMINATION OF ISSUANCE DATE. Each Issuance Date shall be determined as follows:

          (a) Kaiser-Francis may designate an Issuance Date by giving Middle Bay notice of the number of shares of Preferred Stock Kaiser-Francis desires to have issued and the date on which Kaiser-Francis desires to have such shares issued which date shall be not earlier than the tenth (10th) business day following the effective date of the notice (an "Issuance Date Notice").

          (b)       Middle Bay may designate an Issuance Date by:

                    (i) Giving Kaiser-Francis notice of the number of shares of Preferred Stock Middle Bay desires to issue and the date on which Middle Bay desires the shares to be issued which date shall be not earlier than the twentieth (20th) business day following the effective date of the notice (an "Issuance Date Notice:); and,

                    (ii) Delivering to Kaiser-Francis together with the notice of the Issuance Date a statement of the intended use by Middle Bay of the proceeds of the issuance of the

                    Preferred Stock ( the "Intended Use Statement".

          (c) Middle Bay shall designate an Issuance Date in the manner provided in the preceding subparagraph whenever (i) Middle Bay has determined to proceed with one or more Projects (as hereafter defined), (ii) Middle Bay has insufficient funds to proceed with the Project or Projects without obtaining additional capital by borrowing, issuing capital stock, or obtaining additional funds from third parties by other means (including joint ventures, participations, or sales), and (iii) the funds required for the Project or Projects exceed Five Hundred Thousand dollars ($500,000).

(6) CONTENT OF MIDDLE BAY INTENDED USE STATEMENT. Each Intended Use Statement shall include the following information:

          (a) An identification and executive summary of the oil and gas property acquisition, the oil and gas exploration and drilling prospect, or other intended use of the proceeds of the purchase of the Preferred Stock by Kaiser-Francis (the "Project").

          (b) Such underlying geological, engineering, reserve, land, legal, production and other engineering, financial, geological, scientific, or other information as Middle Bay has in its possession related to the Project.

(7) REPRESENTATIONS AND WARRANTIES OF MIDDLE BAY. Middle Bay hereby represents and warrants to Kaiser-Francis that:

          (a) INCORPORATION AND CORPORATE POWER. Middle Bay is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama. Middle Bay is duly qualified to do business in each state in which Middle Bay is so required to be qualified.

          (b) MIDDLE BAY AUTHORITY. Middle Bay has all the corporate power and authority necessary and required to own its properties and to conduct its business as such business is now being conducted. Middle Bay has fully complied with all the provisions of the Alabama General Corporation Code in effect at the Effective Date and will have so complied at each Issuance Date.

          (c) ABSENCE OF RESTRICTIONS ON PREFERRED STOCK. Kaiser-Francis will acquire at each Issuance Date good and merchantable title to the Preferred Stock, free and clear of all liens, claims, options, liabilities, voting trusts, or voting agreement, charges, encumbrances or other restrictions of whatsoever nature, except those set forth in this Agreement.

          (d) LAWFUL ISSUANCE OF PREFERRED STOCK. Middle Bay will have at each Issuance Date full legal power and authorization to issue and deliver the

                    Preferred Stock in accordance with this Stock Purchase Agreement.

          (e) CAPITALIZATION OF MIDDLE BAY. The authorized capital stock of Middle Bay at the Effective Date consists of 7,500,000 shares of capital stock, inclusive of 5,000,000 shares of common stock, $0.02 par value ("Common Stock"), of which 1,318,917 shares are outstanding and 2,500,000 shares of undesignated Preferred Stock, $0.02 par value, no shares of which are outstanding. The shares of Middle Bay Common Stock which have been issued are validly issued and outstanding, fully paid and non-assessable. There are no outstanding subscriptions, conversion privileges, calls, warrants, options or agreements obligating Middle Bay to issue, sell or dispose of, or to purchase, redeem or otherwise acquire any shares of its capital stock except
                    (i) that certain contingent obligation to repurchase 112,995 shares at $6.00 per share more particularly described in Footnote (5) to the Middle Bay Financial Statements as of December 31, 1995 and (ii) 125,000 shares reserved for issuance under the Middle Bay 1995 Stock Option and Stock Appreciation Rights Plan.

          (f) LAWFUL ISSUANCE OF COMMON STOCK. None of the Middle Bay Common Stock has been issued or disposed of in violation of any preemptive rights of any shareholder nor in violation of any agreement to which Middle Bay was or is a party.

          (g) NO SUBSIDIARIES. Middle Bay has no subsidiaries and does not own, nor have the right or obligation to acquire, any shares of equity securities of any corporation.

          (h) NON-VIOLATION OF OTHER AGREEMENTS. The execution and delivery of this Stock Purchase Agreement, and compliance with its terms and provisions by Middle Bay, will not breach any agreement by which Middle Bay is bound or any judicial or administrative order or proceeding by which Middle Bay is bound.

          (i) FINANCIAL STATEMENTS AND OTHER MIDDLE BAY INFORMATION. Middle Bay has delivered to Kaiser- Francis copies of the following financial statements and other information (collectively, the "Financial Statements"):

                    (i) Middle Bay Financial Statements as of December 31, 1995 and 1994, and Independent Auditor's Report thereon dated February 23, 1996;

                    (ii)        Middle Bay 1995 Report to Shareholders;

                    (iii) Middle Bay Proxy Statement for Annual Meeting held May 31, 1996;

          (j) AUDITED FINANCIAL STATEMENTS. The Financial Statements described in paragraph (i) above (A) have been prepared in accordance with generally accepted accounting principles, consistently applied and (B) fairly reflect the financial condition and results of operations for the indicated periods.

          (k) ALL FINANCIAL STATEMENTS. All of the Financial Statements are materially correct and materially complete and fairly reflect the financial condition and results of operations for the period indicated (except only for such usual year-end adjustments and footnotes as are omitted).

          (l) BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of Middle Bay are materially complete and correct and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended (whether or not Middle Bay is subject to that Section including the maintenance of an adequate system of internal control).

          (m) MATERIAL LIABILITIES. Middle Bay has no material liabilities except:

                    (i) Those reflected or reserved against in the Financial Statements;

                    (ii) Those incurred since December 31, 1995 in the normal course of business consistent with past practices;

                    (iii) Those specifically disclosed in the exhibits to this Stock Purchase Agreement (hereafter, the "Exhibits").

          (n) CONDUCT OF BUSINESS. Since December 31, 1995, and until the expiration date of this Agreement ("Expiration Date"), Middle Bay has carried on and will carry on its business only in the ordinary and normal course, and has not and will not, without the prior consent of Kaiser-Francis:

                    (i) Incur any liabilities, commitments or obligations, contingent or otherwise, or dispose of any of its assets, except in the ordinary course of its business and for the purpose of carrying on the business as a going concern;

                    (ii) Except as may result from its normal operations, make or allow any material adverse change in its financial position;

                    (iii) Incur any bank or other institutional debt, or enter into any agreement contemplating the borrowing of money, except pursuant to the credit facilities described in Exhibit A to this Agreement.

          (o) TAX RETURNS/REPORTS. Middle Bay has duly filed all tax reports and returns required to be filed by it and has duly paid all taxes and other charges claimed to be due from it by federal, state and local taxing authorities. Middle Bay has issued no waivers of the statute of limitation with respect to unaudited years. No material deficiencies are expected to arise with respect to unaudited tax returns.

          (p) CONTRACTS. Middle Bay has in all material respects performed and is performing all contractual and other obligations required to be performed by it.

          (q) LITIGATION. There is no pending, or, to the best knowledge and belief of Middle Bay, threatened claim, litigation, proceeding, order of any court or governmental agency, or governmental investigation or inquiry to which Middle Bay is a party or which involves its business operations, any of its property or any property leased by it which, individually or in the aggregate:

                    (i) Might result in any material adverse change in the financial condition, business, prospects, assets, properties or operations of Middle Bay; or,

                    (ii)        Alleges violation of any law, rule or
                                regulation;

                    except that certain litigation described in Exhibit B.

          (r) REQUIRED CORPORATE ACTION. The execution, delivery and consummation of this Agreement has been, or will have been at the time of the first Issuance Date and at all times thereafter, duly and validly authorized by the board of directors of Middle Bay and, to the extent so required, by the shareholders of Middle Bay.

          (s) AUTHORIZED EXECUTION. This Agreement has been duly authorized, executed and delivered by Middle Bay. The individual signing this Agreement on behalf of Middle Bay hereby represents and warrants that such he or she is duly authorized to sign, execute and deliver this Agreement to Kaiser-Francis.

          (t) ENFORCEABILITY. This Agreement constitutes the legal, valid, and binding agreement and obligation of Middle Bay enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, receivership, and other similar laws affecting the rights of creditors generally.

          (u) TITLE TO ASSETS; ENCUMBRANCES. Middle Bay has good and valid title (with respect to fee real estate, good and valid title shall mean such title as may be insured on standard title insurance forms with no exceptions materially and adversely affecting the value or use of the fee real estate) to its assets, and in each case subject to no mortgage, pledge, lien, security interest, conditional sale agreement, or other encumbrance of any nature whether similar or dissimilar, except:

                    (i) Such encumbrances which are purchase money security interests entered into in the ordinary course of business consistent with past practice reflected on its books and records;

                    (ii) Lessors' interests in leased tangible real and personal property reflected on its books and records;

                    (iii) Such encumbrances for taxes and assessments not yet due and payable;

                    (iv) Encumbrances as do not materially detract from the value or interfere with the use or operation of the asset subject thereto; and,

                    (v) Encumbrances described on Exhibit C attached hereto.

          (v) ENVIRONMENTAL LAWS. The existence, use and operation of the assets of are in material compliance with all applicable statutes, rules and regulations including, without limiting the generality of the foregoing, all environmental and zoning laws and the Americans With Disabilities Act.

          (w) COMPLIANCE WITH FINANCIAL COVENANTS. Middle Bay is in compliance with all material covenants of all loan agreements or credit facilities to which it is a party.

          (x) BROKERAGE FEES. Middle Bay has not incurred nor will it incur, directly or indirectly, any liability for brokerage, finder's, financial advisor's or agent's fees for commissions by virtue of any commitment made by Middle Bay in connection with this Stock Purchase Agreement or any transaction contemplated hereby. Middle Bay has no knowledge that any party has asserted any claim of such nature.

          (y) USE OF PROCEEDS. Middle Bay shall use the proceeds of the purchase of the Preferred Stock only for the purposes identified in the Intended Use Statement.

          (z) TIME AT WHICH REPRESENTATIONS AND WARRANTIES ARE MADE. The representations and warranties made by Middle Bay in this Agreement shall be deemed made at the Effective Date and at each Issuance Date.

          (aa) SURVIVAL AND INDEPENDENCE OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Middle Bay made in this Agreement shall survive each Issuance Date notwithstanding any investigation or knowledge of Kaiser-Francis. Each of the representations and warranties of Middle Bay set forth in this Agreement is a separate and independent representation and warranty, shall be cumulative of and in addition to all other warranties and representations, and shall not limit any other representation or warranty made herein.

          (ab) MIDDLE BAY INDEMNIFICATION. Middle Bay shall indemnify Kaiser-Francis against, and hold Kaiser-Francis harmless from, all loss, cost and expense (including interest at the judgment rate and attorney's fees) arising out of any material breach by Middle Bay of any representation or warranty made in this Agreement.

(8) REPRESENTATIONS AND WARRANTIES OF KAISER-FRANCIS. Kaiser-Francis represents and warrants that:

          (a) INCORPORATION AND CORPORATE POWER. Kaiser-Francis is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Kaiser-Francis has all the corporate power and authority necessary and required to consummate the transactions contemplated by this Stock Purchase Agreement.

          (b) NON-VIOLATION OF OTHER AGREEMENTS. The execution and delivery of this Stock Purchase Agreement, and compliance with its terms and provisions by Kaiser-Francis, will not breach any agreement by which Kaiser-Francis is bound or any judicial or administrative order or proceeding by which Middle Bay is bound.

          (c) REQUIRED CORPORATE ACTION. The execution, delivery and consummation of this Agreement has been, or will have been at the time of the first Issuance Date and at all times thereafter, duly and validly authorized by the board of directors of Kaiser-Francis and, to the extent so required, by the shareholders of Kaiser-Francis.

          (d) AUTHORIZED EXECUTION. This Agreement has been duly authorized, executed and delivered by Kaiser-Francis. The individual signing this Agreement on behalf of Kaiser-Francis hereby represents and warrants that he or she is duly authorized to sign, execute and deliver this Agreement to Middle Bay.

          (e) ENFORCEABILITY. This Agreement constitutes the legal, valid, and binding agreement and obligation of Kaiser-Francis enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, receivership, and other similar laws affecting the rights of creditors generally.

          (f) TIME AT WHICH REPRESENTATIONS AND WARRANTIES ARE MADE. The representations and warranties made by Kaiser-Francis in this Agreement shall be deemed made at the Effective Date and at each Issuance Date.

          (g) SURVIVAL AND INDEPENDENCE OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Kaiser-Francis made in this Agreement shall survive each issuance Date notwithstanding any investigation or knowledge of Middle Bay. Each of the representations and warranties of Kaiser-Francis set forth in this Agreement is a separate and independent representation and warranty, shall be cumulative of and in addition to all other warranties and representations, and shall not limit any other representation or warranty made herein.

          (h) KAISER-FRANCIS INDEMNIFICATION. Kaiser-Francis shall indemnify Middle Bay against, and hold Middle Bay harmless from, all loss, cost and expense (including interest at the judgment rate and attorney's fees) arising out of any material breach by Kaiser-Francis of any representation or warranty made in this Agreement.

(9) CONDUCT OF BUSINESS PRIOR TO THE EXPIRATION DATE. From the Effective Date until the Expiration Date Middle Bay shall:

          (a)       Maintain its corporate existence in good standing;

          (b) Maintain the general character of its business and conduct its business in its ordinary and usual manner;

          (c)       Maintain proper business and accounting records;

          (d) Maintain its properties in normal repair and condition, normal wear and tear and damage due to fire or other unavoidable casualty excepted;

          (e) Preserve its business organization intact, use its best efforts to maintain satisfactory relationships with suppliers, customers and others having business relations with them, and use its best efforts to procure the willingness of all of the personnel employed by them immediately prior to the execution of this Stock Purchase Agreement who are material to the success of its business to continue in its employ on substantially the same terms and conditions as those on which such personnel were employed immediately prior to the execution of this Stock Purchase Agreement;

          (f) Maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

          (g) Perform all of its obligations under contracts, leases and documents relating to or affecting its assets, properties and businesses; and,

          (h) Comply with and perform all obligations and duties imposed upon it by federal, state and local laws, and all rules, regulations and orders imposed by federal, state or local governmental authorities, except as may be contested by them in good faith by appropriate proceedings.

          (i) Except as may be first approved in writing by Kaiser-Francis or as is otherwise permitted or contemplated in this Stock Purchase Agreement, conduct the business of, and all transactions by Middle Bay, only in the usual and ordinary course.

          (j)       Make any change in its Articles of Incorporation or Bylaws;

          (k) Deliver to Kaiser-Francis, within the times required for the filing of SEC Forms 10K and 10Q, true and correct copies of the annual and quarterly financial statements of Middle Bay which statements shall be prepared in compliance with the Rules and Regulations of the Securities and Exchange Commission.

          (l) Deliver to Kaiser-Francis annual reports of reserves of oil and gas and all revisions thereto, within twenty business days of the completion of the preparation thereof.

(10) CONDITIONS PRECEDENT TO OBLIGATION OF KAISER-FRANCIS TO PURCHASE AT ANY GIVEN ISSUANCE DATE. The obligation of Kaiser-Francis to purchase Preferred Stock at any given Issuance Date (other than an Issuance Date designated by Kaiser-Francis) shall be subject to each and all of the following conditions precedent:

          (a) The representations, warranties and covenants of Middle Bay shall be true at the Issuance Date as though such representations, warranties and covenants were also made at the Issuance Date.

          (b) Middle Bay shall have delivered to Kaiser-Francis and Kaiser-Francis shall have accepted (which acceptance Kaiser-Francis may grant or withhold in its sole discretion) the Intended Use Statement.

          (c) Middle Bay shall not then be in breach of any material obligation of Middle Bay arising under this Agreement or under the Designation.

          (d) Middle Bay shall have not suffered any materially adverse change in assets, operations or financial results of operations.

          (e) Middle Bay shall have preserved its business organization and senior management substantially intact.

          (f) No litigation, proceeding, investigation or inquiry shall be pending or threatened to enjoin or prevent the consummation of the transactions contemplated by this Stock Purchase Agreement.

          (g) Middle Bay shall have delivered to Kaiser-Francis, as of each such Issuance Date, an opinion of outside counsel regularly engaged by Middle Bay, in form and substance acceptable to Kaiser-Francis (provided such acceptance is not unreasonably withheld or delayed), opining to the matters set forth in paragraphs 7(a) through 7(f).

          In the event any one or more of these conditions shall not have been fulfilled prior to or at the Issuance Date, Kaiser-Francis may (at its option exercised in its sole discretion without any obligation to offer an explanation therefor) decline to purchase the preferred on that given Issuance Date, without prejudice to the right of both Middle Bay and Kaiser-Francis to designate additional Issuance Dates. Kaiser-Francis shall be entitled to waive compliance with any one or more of the conditions, representations, warranties or covenants in whole or in part and any such waiver shall be without prejudice to the rights of Kaiser-Francis arising under Paragraph 7.

(11) CLOSING. The Closing ("Closing") at each Issuance Date shall take place during regular business hours at a time mutually agreeable to Middle Bay and Kaiser-Francis. At the Closing Middle Bay and Kaiser-Francis shall execute and deliver all documents and take all other actions reasonably necessary to effect the issuance and purchase of the preferred Stock. Without limiting the generality of the foregoing, the following actions shall be taken at the Closing concurrently.

                    (i) Middle Bay shall deliver a certificate in usual and customary form evidencing the Preferred Stock.

          (a) Middle Bay shall deliver to Kaiser-Francis a certificate executed by the chief executive officer of Middle Bay certifying that the representations and warranties of Middle Bayset forth herein are true and correct as of the Issuance Date.

          (b) Middle Bay shall deliver the opinion of Middle Bay Counsel contemplated by paragraph.

          (c) Kaiser-Francis shall deliver to Middle Bay an opinion of outside counsel regularly engaged by Kaiser-Francis, in form and substance acceptable to Middle Bay (provided such acceptance is not unreasonably withheld or delayed), opining to the matters set forth in Paragraphs 8(a) through
                    (e).

          (d) Kaiser-Francis shall make payment for the Preferred Stock as heretofore provided in this Agreement.

(12) DEFINITION OF EXPIRATION DATE. As used herein the Expiration Date shall be the first business day following the Closing on the last Issuance Date.

(13) PROVISIONS RESPECTING PREFERRED STOCK AND COMMON STOCK. The following provisions apply to the Preferred Stock issued pursuant to this Agreement and to the shares of Middle Bay Common Stock into which Kaiser-Francis may from time to time convert the Common Stock (collectively, the "KF Shares").

          (a) The KF Shares, when delivered, will not be registered pursuant to the Securities Act of 1933 or any securities laws of any state. The KF Shares will be "restricted securities" as that term is defined in Securities and Exchange Commission Rule 144.

          (b) The certificates representing the KF Shares will bear the following restrictive legend:

                                "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OF THEM UNDER THE SECURITIES ACT OF 1933 AND/OR THE SECURITIES ACT OF ANY STATE HAVING JURISDICTION, OR AN OPINION OF COUNSEL TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS."

          (c)       Kaiser-Francis represents and warrants to Middle Bay that:

                    (i) Kaiser-Francis is acquiring the KF Shares for investment and not with a view to further distribution.

                    (ii) Kaiser-Francis is acquiring the KF Shares for its own account.

                    (iii) Kaiser-Francis has reviewed the most recent SEC Form 10K and Form 10Q filed by Middle Bay and all information respecting Middle Bay which Kaiser-Francis deem relevant or material to a decision whether to acquire the KF Shares.

                    (iv) Middle Bay has made available to Kaiser-Francis all information which Kaiser-Francis has requested all information which Kaiser- Francis deems relevant or material to a decision whether to acquire the KF Shares.

                    (v) Kaiser-Francis has the knowledge and experience necessary to analyze the business and affairs of Middle Bay and to determine whether to acquire the KF Shares.

          (d) Middle Bay shall on one occasion only, upon ninety (90) days prior written notice to Middle Bay, file a registration statement with the Securities and Exchange Commission and the applicable state securities commissions of California, Florida, Illinois, New York, Oklahoma, Texas, and five (5) additional states selected by Kaiser-Francis, such registration statements, applications for approval, notices, or other filings as shall be reasonably necessary to permit the lawful sale by Kaiser-Francis of the KF Shares under federal law and under the laws of such states (hereafter individually and collectively called the "registration" or "registration statement").

          (e) The registration statement shall be filed in compliance with the Securities Act of 1933, Rule 415 of the Securities and Exchange Commission, and the laws of each state in which the registration is filed.

          (f) Middle Bay shall use Middle Bay's best efforts to cause the registration statement to become effective permitting the resale of the KF Shares without restriction as soon as possible following the filing of the registration.

          (g) Middle Bay shall pay all costs of the registration (including filing fees, legal, accounting, printing and transfer agent costs), excluding Kaiser-Francis.

          (h) Middle Bay shall submit all registration documents to Kaiser-Francis reasonably in advance of filing or finalizing such documents and shall receive, consider and accept or reject (in Middle Bay's reasonable discretion) such comments as Kaiser-Francis shall timely make. Middle Bay shall file the registration statement in accordance with all applicable laws.

          (i) Middle Bay represents and warrants that the registration statement (including any prospectus) will (i) contain all statements which are required to be stated therein, including all such statements respecting Middle Bay (and its subsidiaries) and the sale by Middle Bay of the KF Shares, by the Securities Act of 1933 and any applicable state securities law, (ii) conform in all material respects with the applicable requirements of such acts, and (iii) will not contain any untrue statement of a material fact or fail to state any material fact necessary to make the statements therein not misleading.

          (j) Kaiser-Francis shall advise, cooperate and consult with Middle Bay in the registration as may be appropriate.

          (k) Middle Bay shall keep Kaiser-Francis reasonably advised of the status of the registration.

          (l) If at anytime, Middle Bay has material information not publicly disclosed which, under the applicable regulations of the Securities and Exchange Commission precludes the sale of KF Shares without an effective amendment thereto:

                    (i) Middle Bay shall promptly advise Kaiser-Francis and Kaiser-Francis shall cease effecting sales of the

                                Shares until an appropriate amendment becomes effective;

                    (ii) Middle Bay shall withhold such information from the public for only so long as the shortest reasonable period of time a valid reason for such non-disclosure exists; and,

                    (iii) Middle Bay shall promptly file an appropriate amendment and use its best efforts to cause the amendment to become effective on the same terms and conditions as provided above for the registration statement.

          (m) Middle Bay shall use its best efforts to maintain the effectiveness of the registration statement for two years following the last Issuance Date designated by Middle Bay or Kaiser-Francis.

          (n) Middle Bay hereby represents and warrants to Kaiser-Francis that Middle Bay shall, from and after the Effective Date for so long as Kaiser-Francis owns any of the KF Shares comply with the reporting requirements set forth in Securities and Exchange Commission Rule 144.

          (o) The representations and warranties made in this Paragraph shall survive for the maximum periods permitted by applicable law.

(14) MISCELLANEOUS PROVISIONS. The following miscellaneous provisions shall apply to this Agreement:

          (a) All notices or advices required or permitted to be given by or pursuant to this Agreement, shall be given in writing. All such notices and advices shall be (i) delivered personally, (ii) delivered by facsimile or delivered by U.S. Registered or Certified Mail, Return Receipt Requested mail, or (iii) delivered for overnight delivery by a nationally recognized overnight courier service. Such notices and advices shall be deemed to have been given (i) the first business day following the date of delivery if delivered personally or by facsimile, (ii) on the third business day following the date of mailing if mailed by U.S. Registered or Certified Mail, Return Receipt Requested, or (iii) on the date of receipt if delivered for overnight delivery by a nationally recognized overnight courier service. All such notices and advices and all other communications related to this Agreement shall be given as follows:

                    If to Middle Bay:             John J. Bassett, President
                                                  Middle Bay Oil Company, Inc.
                                                  115 South Dearborn Street
                                                  Mobile, Alabama, 36602
                                                  (334) 432-7540 - Telephone
                                                  (334) 433-7802 - Facsimile

                    With Copy to:                 H. Grady Thrasher, III
                                                  Five Concourse Parkway
                                                  Suite 2150
                                                  Atlanta, Georgia 30328
                                                  (770) 804-8000 - Telephone
                                                  (770) 804-5555 - Facsimile



                    If to Kaiser-Francis:         Gary R. Christopher
                                                  Acquisitions Coordinator
                                                  6733 South Yale
                                                  Tulsa, Oklahoma 74136
                                                  (918) 491-4576 Telephone
                                                  (918) 491-4694 Facsimile



                    With Copy to:                 Frederic Dorwart
                                                  Old City Hall
                                                  124 East Fourth Street
                                                  Tulsa,OK 74103-5010
                                                  (918) 583-9945 - Telephone
                                                  (918) 583-8251 - Facsimile



                    or to such other address as the party may have furnished to the other parties in accordance herewith, except that notice of change of addresses shall be effective only upon receipt.

          (b) This Agreement is made and executed in Tulsa County, Oklahoma.

          (c) This Agreement shall be subject to, and interpreted by and in accordance with, the laws (excluding conflict of law provisions) of the State of Oklahoma.

          (d) This Agreement is the entire Agreement of the parties respecting the subject matter hereof. There are no other agreements, representations or warranties, whether oral or written, respecting the subject matter hereof.

          (e) No course of prior dealings involving any of the parties hereto and no usage of trade shall be relevant or advisable to interpret, supplement, explain or vary any of the terms of this Agreement, except as expressly provided herein.

          (f) This Agreement, and all the provisions of this Agreement, shall be deemed drafted by all of the parties hereto.

          (g) This Agreement shall not be interpreted strictly for or against any party, but solely in accordance with the fair meaning of the provisions hereof to effectuate the purposes and interest of this Agreement.

          (h) Each party hereto has entered into this Agreement based solely upon the agreements, representations and warranties expressly set forth herein and upon his own knowledge and investigation. Neither party has relied upon any representation or warranty of any other party hereto except any such representations or warranties as are expressly set forth herein.

          (i) Each of the persons signing below on behalf of a party hereto represents and warrants that he or she has full requisite power and authority to execute and deliver this Agreement on behalf of the parties for whom he or she is signing and to bind such party to the terms and conditions of this Agreement.

          (j) This Agreement may be executed in counterparts, each of which shall be deemed an original. This

                    Agreement shall become effective only when all of the parties hereto shall have executed the original or counterpart hereof. This agreement may be executed and delivered by a facsimile transmission of a counterpart signature page hereof.

          (k) In any action brought by a party hereto to enforce the obligations of any other party hereto, the prevailing party shall be entitled to collect from the opposing party to such action such party's reasonable litigation costs and attorneys fees and expenses (including court costs, reasonable fees of accountants and experts, and other expenses incidental to the litigation).

          (l) This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

          (m) This is not a third party beneficiary contract. No person or entity other than a party signing this Agreement shall have any rights under this Agreement.

          (n) This Agreement may be amended or modified only in a writing which specifically references this Agreement.

          (o) This Agreement may not be assigned (including performance by subcontract) by any party hereto.

          (p) Nothing in this Agreement shall be construed to create a partnership or joint venture, nor to authorize any party hereto to act as agent for or representative of any other party hereto. Each party hereto shall be deemed an independent contractor and no party hereto shall act as, or hold itself out as acting as, agent for any other party hereto.

          (q) A party to this Agreement may decide or fail to require full or timely performance of any obligation arising under this Agreement. The decision or failure of a party hereto to require full or timely performance of any obligation arising under this Agreement (whether on a single occasion or on multiple occasions) shall not be deemed a waiver of any such obligation. No such decisions or failures shall give rise to any claim of estoppel, laches, course of dealing, amendment of this Agreement by course of dealing, or other defense of any nature to any obligation arising hereunder.

          (r) Time is of the essence with respect to each obligation arising under this Agreement. The failure to timely perform an obligation arising hereunder shall be deemed a failure to perform the obligation.

          (s) In the event any provision of this Agreement, or the application of such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, or unenforceable to any extent for any reason, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, or unenforceable, shall not be affected and shall continue to be enforceable to the fullest extent permitted by law.

          (t) Any cause of action for a breach or enforcement of, or a declaratory judgment respecting, this Agreement shall be commenced and maintained only in the United States District Court for the Northern District of Oklahoma or the applicable Oklahoma state trial court sitting in Tulsa, Oklahoma and having subject matter jurisdiction.

          Dated and effective the date first set forth above.



                                         "Middle Bay"

                                         Middle Bay Oil Company, Inc.

                                         by  /s/ John J. Bassett
                                            ------------------------------
                                             John J. Bassett





                                         "Kaiser-Francis"

                                         Kaiser-Francis Oil Company

                                         by  /s/ Gary R. Christopher
                                            ------------------------------
                                             Gary R. Christopher

                                                                     Exhibit "A"





                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          ARTICLES OF INCORPORATION OF

                          MIDDLE BAY OIL COMPANY, INC.


                                       I.


          The name of the corporation is MIDDLE BAY OIL COMPANY, INC., a corporation organized and existing under and by virtue of the Alabama Business Corporation Act (the "Corporation").

                                      II.

          In accordance with the provisions of Article Ill of the Articles of Incorporation of the Corporation, the Corporation has the authority to issue not more than 2,500,000 shares of Preferred Stack of the Corporation with a $0.02 par value. The Corporation hereby designates a new series of Preferred Stock. The distinctive designation of such series shall be "Series A Preferred Stock," and the number of shares constituting such series shall be 1,666,667 shares having a stated value of $6.00 per share. The rights and preferences of the holders of the Series A Preferred Stock shall be as set forth in the following paragraphs A through I of this Article.

          A.        Certain Definitions.

                    "Common Stock" means, collectively, the Corporation's Common Stock, par value $.0.02 per share, and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the dissolution of assets upon any liquidation, dissolution or winding up of the Corporation.

                    "Dividend Payment Date" shall mean the first day of January, April, July and October in each year, commencing October 1,1996.

                    "Dividend Period" shall mean the period beginning on any Dividend Payment Date and ending on the day before the succeeding Dividend Payment Date; provided, however, that the first Dividend Period for each share of Series A Preferred Stock shall commence on the date of issuance of such share, and the last Dividend Period for each share of Series A Preferred Stock shall end on the date such share is converted into Common Stock

                    "Jun for Securities" means any of the Corporation's equity securities other than the Series A Shares.

                    "Liquidation Value" of any Series A Share as of any particular date will be equal to the sum of $6.00 plus, in the event of any liquidation, dissolution or winding up of the Corporation, unpaid dividends on such Series A Share shall be added to the Liquidation Value of such Share on the payment date in any liquidation, dissolution or winding up accrued to the close of business on such payment date.

                    "ABCA" means the Alabama Business Corporation Act, as amended from time to time.

                    "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                    "Share" or "Series A Share" means a share of the Series A Preferred Stock.

          B.        Dividends: Capital.

                    1. General Obligation. When and as declared by the Corporation's Board of Directors and to the extent permitted under the ABCA, the Corporation will pay preferential dividends to the holders of its Series A Preferred Stock as provided in this paragraph B. Except as otherwise provided herein, dividends on each Share will accrue cumulatively on a daily basis at the rate of eight percent (8%) per annum of the ('Liquidation Value" thereof from and including the date of issuance of such Share to and including the date on which such Share is converted (without compounding, except insofar as accrued but unpaid dividends are added to the Liquidation Value upon any liquidation, dissolution or winding up in accordance with the terms hereof). Such dividends will accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any Share will be deemed to be its "date of issuance," regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

                    2. Distribution of Partial Dividend Payments. If at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Shares, such payment will be distributed ratably among the holders of Shares based upon the aggregate accrued but unpaid dividends on the Shares held by each such holder.

                    3. Capital. Upon issuance of any Series A Preferred Stock, the entire consideration received therefor shall be allocated to the "capital~ of the Corporation, and the Corporation shalT take no action to reduce its capital in respect of the Series A Preferred Stock below the Liquidation Value of all outstanding Series a Preferred Stock.

          C. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, the holders of Shares will be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value (including the amount of any accrued but unpaid dividends) of all Shares outstanding. If, upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of the Shares are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed will be distributed ratably among such holders based upon the aggregate Liquidation Value of the Shares held by each such holder. The Corporation will mail written notice of such liquidation, dissolution or winding up not less than 60 days prior to the payment date stated therein, to each record holder of Shares. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, the sale or transfer by the Corporation of all or any part of its assets nor the reduction of the capital stock of the Corporation will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph C.

          D. Voting Rights. Except as provided otherwise by law, the Series A Preferred Stock will have no voting rights.

          E.        Conversion.

                    1. Conversion by Holder. At any time after issuance of the Shares, any holder of Shares may convert all or any portion of the Shares held by such holder into shares of Common Stock, at a ratio (i) at any time on or before January 1, 1998, two shares of Common Stock for each Share of Preferred Stock and (ii) at any time on or after January 1, 1998, at a ratio of two shares of Common Stock for each Series A Preferred Share times 1.08 times the number of full years (excluding partial years) which have elapsed since January 1(1998 to the date of conversion. Any such conversion will be deemed effected at the close of business on the date which the certificate or certificates representing the Shares to be converted have been delivered by the holder to the Corporation at its principal office, together with a request for conversion of such Shares.

                    2.          Conversion Procedures.

                                a.         At such time as a conversion has
                                           been effected, the rights of the
                                           holder of such Shares as such holder
                                           will cease and the Person or Persons
                                           in whose name or names any
                                           certificate or certificates for
                                           shares of Common Stock are to be
                                           issued upon such conversion will be
                                           deemed to have become the holder or
                                           holders of record of the shares of
                                           Common Stock represented thereby.

                                b.         As soon as possible after a
                                           conversion has been effected, the
                                           Corporation will deliver to the
                                           holder of Shares being converted:

                                           (1)    A certificate or certificates
                                                  representing the number of
                                                  shares of Common Stock
                                                  issuable by reason of such
                                                  conversion in such name or
                                                  names and such denomination
                                                  or denominations as the
                                                  converting holder has
                                                  specified;

                                           (2)    Payment in an amount equal to
                                                  all accrued dividends through
                                                  the date of conversion with
                                                  respect to each Share
                                                  converted, which have not
                                                  been paid prior thereto; and

                                           (3)    A certificate representing
                                                  any Shares which were
                                                  represented by the
                                                  certificate or certificates
                                                  delivered to the Corporation
                                                  in connection with such
                                                  conversion but which were not
                                                  converted.

                                c. If for any reason the Corporation is unable to pay any accrued dividends payable on the Shares being converted, the Corporation will pay such dividends to the converting holder as soon thereafter as funds of the Corporation are legally available for such payment. At the request of any such converting holder, the Corporation will provide such holder with written evidence of its obligation to such holder.

                                d.         The issuance of certificates for
                                           shares of Common Stock upon
                                           conversion of Shares will be made
                                           without charge to the holders of
                                           such Shares for any issuance tax in
                                           respect thereof or other cost
                                           incurred by the Corporation in
                                           connection with such conversion and
                                           the related issuance of shares of
                                           Common Stock. Upon conversion of
                                           each Share, the Corporation will
                                           take all such actions as are
                                           necessary in order to insure that
                                           the Common Stock issuable with
                                           respect to such conversion will be
                                           validly issued, fully paid and
                                           nonassessable.

                                e. The Corporation will not close its books against the transfer of Shares or of Common Stock issued or issuable upon conversion of Shares in any manner which interferes with the timely conversion of Shares.

          F.        Optional Redemption.

                    1. The Series A Preferred Stock may be redeemed, in whole or in part, upon notice given as provided in paragraph F.2 (but subject to the terms and conditions hereinafter set forth), at the option of the Corporation, at any time and from time to time after January 1, 2007, at a redemption price of $6.00 per Share, together with dividends accrued and unpaid thereon to the date of redemption (the "Redemption Price~), so long as funds are legally available for such redemption.

                    2. If pursuant to paragraph F.2 the Corporation shall redeem any shares of Series A Preferred Stock, the Corporation shall give written notice of such redemption to each holder of record of Series A Shares to be redeemed not less than thirty (30) nor more than ninety (90) days prior to the date fixed for redemption, by certified mail enclosed in a postage-paid envelope addressed to such holder at such holder's address as the same shall appear on the books of the Corporation. Such notice shall
                                (i) state that the Corporation has elected to redeem such Shares, (ii) state the date fixed for redemption, (iii) state the Redemption Price and (iv) call upon such holder to surrender to the Corporation on or after said date at its principal place of business designated in such notice a certificate or certificates representing the number of Series A Shares to be redeemed in accordance with such notice. On or after the date fixed in such notice for redemption, each holder of shares of Series A Preferred Stock to be so redeemed shall present and surrender the certificate or certificates for such Shares to the Corporation at the place designated in said notice, and thereupon the Redemption Price of such Shares shall be paid to, or to the order of the Person whose name appears on such certificate or certificates as the owner thereof. From and after the date fixed in any such notice as the date for redemption, unless default shall be made by the Corporation in providing for the payment of the Redemption Price pursuant to such notice, all rights of the holders of the Series A Shares so redeemed, except the right to receive the Redemption Price (but without interest thereon), shall cease and terminate. If less than all of the outstanding Series A Shares are to be redeemed, the Shares to be redeemed shall be allocated among the holders thereof in proportion to the respective number of Shares held by them.

                    3. My Series A Shares redeemed by the Corporation shall be retired but may be reissued by the Corporation from time to time by action of its Board of Directors.

          G. Covenants of Corporation. So long as any of the Shares are outstanding, the Corporation shall do all of the following (the "Covenants"):

                    1. Maintain its corporate existence in good standing;

                    2. Maintain the general character of its business and conduct its business in its ordinary and usual manner;

                    3.          Maintain proper business and accounting
                                records;

                    4. Comply with and perform all material obligations and duties imposed upon it by federal, state and local laws and all rules, regulations and orders imposed by federal, state or local governmental authorities, except as may be contested by them in good faith by appropriate proceedings;

                    5.          Make any change in its Articles of
                                Incorporation or Bylaws;

                    6. Deliver to the holders of the Series A Preferred Shares, within the times required for the filing of SEC Forms 10-K and 1 0-Q, true and correct copies of the annual and quarterly financial statements of the Corporation, which statements shall be prepared in compliance with the Rules and Regulations of the Securities and Exchange Commission;

                    7. Deliver to the holders of the Series A Preferred Shares annual reports of reserves of oil and gas and all revisions thereto within twenty (20) business days of the completion of the preparation thereof

                    8. Comply with all financial covenants in all loan agreements or credit facilities to which the Corporation is a party; and

                    9. Timely make all filings and submit all reports required by the Rules and Regulations of the Securities and Exchange Commission.

          H. Voting. The holders of the Series A Preferred Stock shall have the sole and exclusive right to vote, in lieu of the vote of holders of Common Stock or any other capital stock of the Corporation, in the event of any Event of Default. An Event of Default shall be deemed to have occurred in the event (i) the Corporation shall fail to declare or timely pay any dividend on the Series A Preferred Stock or (ii) there is a breach of any of the Covenants which remains uncured thirty (30) calendar days after the Corporation shall have received notice of such breach from any holder of any of the Shares.

                    Notices. Except as otherwise expressly provided, all notices referred to herein will be in writing and will be deemed to have been given either when delivered personally or three business days after having been mailed by registered or certified mail, return receipt requested, postage prepaid (i) to the Corporation, at its principal executive offices, and (ii) to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

          J. Remedies. The remedies afforded the holders of Shares in this paragraph are cumulative and not sole or exclusive.

          K Conflict With Other Provisions. In the event of any conflict between the provisions of this Section and any other provisions of this Certificate of

                    Amendment to the Articles of Incorporation, then the provisions of this Section shall govern and control.

          IN WITNESS WHEREOF, Middle Bay Oil Company, Inc. has caused this Certificate of Amendment to be signed by its President and attested by its Secretary this _________ day of August, 1996.

                                                 MIDDLE BAY OIL COMPANY, INC.


ATTEST:                                          By:
                                                    ---------------------------
                                                         President

------------------------------
Secretary


STATE OF ALABAMA MOBILE COUNTY


          I, ___________________________________________ the undersigned authority in and for said County and State, do hereby certify that JOHN J. BASSETT and LYNN M. DAVIS, whose names as President and Secretary, respectively, of Middle Bay Oil Company, Inc., an Alabama corporation, are signed to the foregoing instrument and who are known to me, acknowledged before me on this day that, being informed of the contents of this instrument, they, as such officers and with full authority, executed the same voluntarily for and as an act of the corporation.

Given under my hand and official seal on this the _________ day of August, 1996.


                                                   ----------------------------
                                                             Notary Public

My Commission


Expires:
        --------------------------

                                                                     Exhibit "B"

Pursuant to Section 7(q) of the Agreement:


          (q)       Litigation.

          The only lawsuit or litigation to which Middle Bay is a party is a lawsuit styled Shade & Company, et al vs. Seagull Mid-South, Inc., et al, case no. 0-94-837 in the District Court in and for Pittsburg County, Oklahoma. This case is an action to quiet title and to establish ownership by plaintiffs of an undivided 1/6 of 8/8ths of production as an overriding royalty interest in certain oil and gas leases in Pittsburg County, Oklahoma. Middle Bay is a defendant because it is a minor working interest owner in one or more of the leases. The litigation is not expected to have a material adverse effect on Middle Bay's business or financial circumstances.

                                                                     Exhibit "C"

Pursuant to Section 7(u) (v) of the Agreement:

          (u)       Title to ASSETS; ENCUMBRANCES.

          Sank of Oklahoma, N.A., pursuant to a Revolving Credit and Term Loan Agreement dated March 31, 1996, has a first mortgage lien and security interest in and to substantially all of Middle Bay's assets, securing a $6,000,000 loan.